                                   EXHIBIT 2.1

                              COMBINATION AGREEMENT

                  Pursuant to Item 601(b)(2) of Regulation S-K,
                 certain exhibits to this Combination Agreement
        have been omitted. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.

                              COMBINATION AGREEMENT

                                      AMONG

                            McAFEE ASSOCIATES, INC.,

                             FSA COMBINATION CORP.,

                                FSA CORPORATION,

                                       AND

            DANIEL FREEDMAN, THE SOLE SHAREHOLDER OF FSA CORPORATION

                                 AUGUST 16, 1996
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                                TABLE OF CONTENTS

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
1.  THE COMBINATION..............................................................................................  1
         1.1  REQUISITE TRANSACTIONS.............................................................................  1
         1.2  ADJUSTMENTS FOR CAPITAL CHANGES....................................................................  2
         1.3  FSA OPTIONS........................................................................................  3
         1.4  OTHER EFFECTS OF THE COMBINATION...................................................................  3
         1.5  REGISTRATION RIGHTS................................................................................  3
         1.6  REORGANIZATION.....................................................................................  4
         1.7  POOLING OF INTERESTS...............................................................................  4
         1.8  MATERIAL ADVERSE EFFECT............................................................................  4
         1.9  CURRENCY...........................................................................................  4

2.  REPRESENTATIONS AND WARRANTIES OF FSA AND SHAREHOLDER........................................................  4
         2.1   ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER..............................................  4
         2.2   CAPITAL STRUCTURE AND VOTING RIGHTS...............................................................  5
         2.3   AUTHORITY.........................................................................................  5
         2.4   FINANCIAL STATEMENTS..............................................................................  6
         2.5   ACCOUNT RECEIVABLES...............................................................................  7
         2.6   COMPLIANCE WITH APPLICABLE LAWS...................................................................  7
         2.7   LITIGATION........................................................................................  7
         2.8   EMPLOYEE BENEFIT PLANS............................................................................  7
         2.9   NO UNDISCLOSED LIABILITIES........................................................................  8
         2.10  ABSENCE OF CERTAIN CHANGES OR EVENTS..............................................................  8
         2.11  AGREEMENTS........................................................................................ 10
         2.12  NO DEFAULTS....................................................................................... 11
         2.13  CERTAIN AGREEMENTS................................................................................ 11
         2.14  TAXES............................................................................................. 12
         2.15  INTELLECTUAL PROPERTY............................................................................. 12
         2.16  PRODUCTS AND DISTRIBUTION......................................................................... 15
         2.17  FEES AND EXPENSES................................................................................. 15
         2.18  INSURANCE......................................................................................... 15
         2.19  OWNERSHIP OF PROPERTY............................................................................. 15
         2.20  ENVIRONMENTAL MATTERS............................................................................. 15
         2.21  INTERESTED PARTY TRANSACTIONS..................................................................... 16
         2.22  BOARD AND SHAREHOLDER APPROVAL.................................................................... 16
         2.23  DISCLOSURE........................................................................................ 16
         2.24  RESTRICTIONS ON BUSINESS ACTIVITIES............................................................... 16
         2.25  POOLING MATTERS................................................................................... 17
         2.26  BOOKS AND RECORDS................................................................................. 17
         2.27  GOVERNMENT CONTRACTS.............................................................................. 17
         2.28  LABOR MATTERS..................................................................................... 17
         2.29  SEVERANCE ARRANGEMENTS............................................................................ 18

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
         2.30  BANKING RELATIONSHIPS............................................................................. 18
         2.31  TRADE REGULATION.................................................................................. 18
         2.32  WARRANTY.......................................................................................... 18

3.  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER................................................................ 18
         3.1  PURCHASE FROM OWN ACCOUNT.......................................................................... 19
         3.2  RESTRICTED SECURITIES.............................................................................. 19
         3.3  FURTHER LIMITATIONS ON DISPOSITION................................................................. 19
         3.4  LEGENDS............................................................................................ 19

4.  REPRESENTATIONS AND WARRANTIES OF MCAFEE..................................................................... 20
         4.1  ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER............................................... 20
         4.2  AUTHORITY.......................................................................................... 20
         4.3  LITIGATION......................................................................................... 21
         4.4  SEC FILINGS........................................................................................ 21
         4.5  ABSENCE OF CERTAIN CHANGES OR EVENTS............................................................... 22
         4.6  RESERVE FOR ISSUANCE............................................................................... 22

5.  FSA COVENANTS................................................................................................ 22
         5.1  ADVICE OF CHANGES.................................................................................. 22
         5.2  MAINTENANCE OF BUSINESS............................................................................ 22
         5.3  CONDUCT OF BUSINESS................................................................................ 23
         5.4  FSA AFFILIATE AGREEMENT............................................................................ 24
         5.5  REGULATORY APPROVALS............................................................................... 25
         5.6  ACCESS TO INFORMATION.............................................................................. 25
         5.7  SATISFACTION OF CONDITIONS PRECEDENT............................................................... 25
         5.8  NO OTHER NEGOTIATIONS.............................................................................. 25
         5.10  PUBLIC DISCLOSURE................................................................................. 25

6.  McAFEE COVENANTS............................................................................................. 26
         6.1  ADVICE OF CHANGES.................................................................................. 26
         6.2  REGULATORY APPROVALS............................................................................... 26
         6.3  NECESSARY CONSENTS................................................................................. 26
         6.4  SATISFACTION OF CONDITIONS PRECEDENT............................................................... 26
         6.5  EMPLOYMENT AND EMPLOYEE BENEFITS................................................................... 26
         6.6  McAFEE AFFILIATE AGREEMENTS........................................................................ 26

7.  CLOSING MATTERS.............................................................................................. 27
         7.1  THE CLOSING........................................................................................ 27
         7.2  ANCILLARY DOCUMENTS/RESERVATION OF SHARES.......................................................... 27
         7.3  SUBSTITUTION OF FSA OPTIONS........................................................................ 27

8.  CONDITIONS PRECEDENT TO OBLIGATIONS OF FSA AND SHAREHOLDER................................................... 28
         8.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES......................................................... 28
         8.2  COVENANTS.......................................................................................... 28

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
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         8.3  DELIVERY OF RELATED DOCUMENTS...................................................................... 28
         8.4  POOLING OPINION.................................................................................... 28
         8.5  REGISTRATION RIGHTS AGREEMENT...................................................................... 28
         8.6  COMPLIANCE WITH FLAW............................................................................... 28
         8.7  GOVERNMENT CONSENTS................................................................................ 28
         8.8  NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY........................................................... 28
         8.9  OPINIONS OF McAFEE'S COUNSEL....................................................................... 29

9.  CONDITIONS PRECEDENT TO OBLIGATIONS OF MCAFEE................................................................ 29
         9.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES......................................................... 29
         9.2  COVENANTS.......................................................................................... 29
         9.3  COMPLIANCE WITH LAW................................................................................ 29
         9.4  GOVERNMENT CONSENTS................................................................................ 29
         9.5  OPINION OF FSA'S COUNSELS.......................................................................... 29
         9.6  DOCUMENTS.......................................................................................... 29
         9.7  NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY........................................................... 30
         9.8  TENDER OF FSA OPTIONS.............................................................................. 30
         9.9  POOLING OPINION.................................................................................... 30
         9.10  AFFILIATE AGREEMENT............................................................................... 30
         9.11  ESCROW AGREEMENT.................................................................................. 30
         9.12  REGULATORY COMPLIANCE AND APPROVAL................................................................ 30
         9.13  NO ISSUANCE OF FSA STOCK.......................................................................... 30
         9.14  DELIVERY OF AUDITED FINANCIAL STATEMENTS.......................................................... 30
         9.15  NECESSARY CONSENTS................................................................................ 30
         9.16  NON-COMPETITION AGREEMENT......................................................................... 31
         9.17  EMPLOYMENT AGREEMENT.............................................................................. 31

10.  TERMINATION OF AGREEMENT.................................................................................... 31
         10.1  TERMINATION....................................................................................... 31
         10.2  NOTICE OF TERMINATION............................................................................. 32
         10.3  EFFECT OF TERMINATION............................................................................. 32

11.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS....................................................... 32

12.  INDEMNIFICATION AND ESCROW.................................................................................. 32
         12.1  INDEMNITY......................................................................................... 32
         12.2  ESCROW FUND....................................................................................... 33
         12.3  ESCROW PERIOD..................................................................................... 33
         12.4  PROTECTION OF ESCROW FUND......................................................................... 33
         12.5  CLAIMS UPON ESCROW FUND........................................................................... 33
         12.6  OBJECTION TO CLAIMS............................................................................... 34
         12.7  RESOLUTION OF CONFLICTS........................................................................... 34
         12.8  THIRD PARTY CLAIMS................................................................................ 35
         12.9  LIMITS............................................................................................ 35

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
13.  MISCELLANEOUS............................................................................................... 36
         13.1  GOVERNING LAW..................................................................................... 36
         13.2  ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS................................................... 36
         13.3  SEVERABILITY...................................................................................... 36
         13.4  COUNTERPARTS...................................................................................... 36
         13.5  OTHER REMEDIES.................................................................................... 36
         13.6  AMENDMENT AND WAIVERS............................................................................. 37
         13.7  EXPENSES.......................................................................................... 37
         13.8  ATTORNEYS' FEES................................................................................... 37
         13.9  NOTICES........................................................................................... 37
         13.10  CONSTRUCTION OF AGREEMENT........................................................................ 38
         13.11  JOINT VENTURE.................................................................................... 38
         13.12  FURTHER ASSURANCES............................................................................... 38
         13.13  ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS........................................................ 39
         13.14  ENTIRE AGREEMENT................................................................................. 39
         13.15  ATTACHMENTS AND SCHEDULES........................................................................ 39

         EXHIBITS

         1.1(i)            Certificate of Designation
         1.5               Registration Rights Agreement
         5.4               FSA Affiliate Agreement
         6.6               McAfee Affiliate Agreement
         7.2(a)            Exchangeable Share Provisions
         7.2(b)(i)         Support Agreement
         7.2(b)(ii)        Voting and Exchange Trust Agreement
         7.3               Option Exchange Agreement
         9.11              Escrow Agreement
         9.16              Non-Competition Agreement
         9.17              Employment Agreement

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
                              COMBINATION AGREEMENT


                  THIS COMBINATION AGREEMENT (this "AGREEMENT") is entered into as of August 16, 1996, by and among McAfee Associates, Inc., a Delaware corporation ("McAFEE"), FSA Combination Corp., a Delaware corporation and an indirect subsidiary of McAfee ("SUB"), FSA Corporation, an Alberta corporation ("FSA"), and Daniel Freedman, the sole shareholder of FSA ("SHAREHOLDER").

                                    RECITALS

                  A. The parties hereto intend that, subject to the terms and conditions hereinafter set forth, Sub will acquire a controlling interest in FSA pursuant to a reorganization of capital and other transactions (the "Combination") to be completed in accordance with this Agreement.

                  B. The Board of Directors and Shareholder of FSA and the Board of Directors of McAfee and Sub have approved the Combination and the transactions contemplated by this Agreement.

                  C. The Combination is intended to be treated as (i) a "pooling of interests" under United States generally accepted accounting principles ("US GAAP"), and (ii) a reorganization of capital for purposes of Section 86 of the Income Tax Act (Canada) (the "ITA").

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

              1.  THE COMBINATION.

                  1.1 REQUISITE TRANSACTIONS. At 3:00 p.m. Pacific Daylight Time (the "EFFECTIVE TIME") on August 30, 1996 (the "EFFECTIVE DATE"), the parties hereto shall cause the following reorganization of capital to occur and such reorganization of capital shall be deemed to occur in the following order without any further act or formality:

                      (a) The articles of incorporation of FSA shall be amended to authorize a class of Class F Exchangeable Non-Voting Shares (the "EXCHANGEABLE SHARES") and one Class E Non-Voting Preferred Share of FSA (the "CLASS E PREFERRED SHARE").

                      (b) FSA shall issue to Sub one Class E Preferred Share in consideration of the transfer to FSA by Sub of one share of the common stock, $.01 par value, of McAfee (the "McAFEE COMMON STOCK"). The stated capital of the Class E Preferred Share shall be equal to the fair market value, as determined by the Board of Directors of FSA, of one share of McAfee Common Stock. A certificate for such Class E Preferred Share shall be delivered by FSA to Sub.

                      (c) Each of the Class A Shares of FSA (the "FSA COMMON SHARES") will be exchanged for .355932 of an Exchangeable Share, subject to adjustment as provided herein, and subject to the provisions of the Escrow Agreement pursuant to Section 9.11 hereof (the "COMMON EXCHANGE RATIO"). Each of the Class C Preferred Shares or FSA (the "FSA PREFERRED SHARES") will be exchanged for
11.073 Exchangeable Shares, subject to adjustment as provided herein, and subject to the provisions of the Escrow Agreement (the "PREFERRED EXCHANGE RATIO"). The total number of Exchangeable shares to be issued, including shares to be placed in escrow shall be 250,042.

                      (d) No fraction of an Exchangeable Share shall be issued. In the event that the Exchange Ratio would result in the Shareholder being entitled to a fraction of an Exchangeable Share, the number of Exchangeable Shares shall be adjusted as follows: (i) if the fraction of the Exchangeable Share is equal to or greater than 0.5, Shareholder shall receive the next higher number of Exchangeable Shares and (ii) if the fraction of the Exchangeable Share is less than 0.5, Shareholder shall receive the next lower number of Exchangeable Shares.

                      (e) Upon the exchange referred to in paragraph (c) above, Shareholder shall cease to be a holder of FSA Common Shares and FSA Preferred Shares, shall have his name removed from the register of holders of such shares and shall become a holder of the number of fully paid Exchangeable Shares to which he is entitled as a result of the exchange referred to in paragraph (c) and such holder's name shall be added to the register of holders of Exchangeable Shares accordingly.

                      (f) The stated capital of the Exchangeable Shares shall be equal to the aggregate stated capital of the FSA Common Shares and FSA Preferred Shares immediately prior to the Combination.

                      (g) The one outstanding Class E Preferred Share will be exchanged for one FSA Common Share and Sub shall cease to be a holder of the Class E Preferred Share, shall have its name removed from the register of holders of Class E Preferred Shares and shall become a holder of the one fully paid and non-assessable FSA Common Share to which it is entitled as a result of the exchange referred to in this subsection (g) and such holder's name shall be added to the register of holders of FSA Common Shares accordingly.

                      (h) The stated capital of the one FSA Common Share shall be equal to the stated capital of the one Class E Preferred Share prior to the Combination.

                      (i) McAfee shall issue to Sub, which then shall transfer to the trustee ("TRUSTEE") named in the Voting and Exchange Trust Agreement (as defined herein) one share of Series A Preferred Stock of McAfee, which Series A Preferred Stock shall have the rights provided in the Certificate of Designation attached hereto as Exhibit 1.1(i).

                  1.2 ADJUSTMENTS FOR CAPITAL CHANGES. If, prior to the Effective Time, McAfee or FSA recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then the exchange ratios shall be adjusted appropriately so as to maintain the relative proportionate interests of the Shareholder and the holders of the shares of McAfee Common Stock.

                  1.3 FSA OPTIONS.

                      (a) EXCHANGE. At the Effective Time, after the actions described in Subsections 1.1(a) through (i), each of the then outstanding options to purchase FSA Common Shares (collectively, the "FSA OPTIONS") shall, at the Effective Time, and without any further action on the part of any holder thereof, be exchanged for an option the ("New Option") to purchase that number of shares of McAfee Common Stock determined by multiplying the number of FSA Common Shares subject to such FSA Option at the Effective Time by the Common Exchange Ratio. The New Option shall have an exercise price per share of McAfee Common Stock equal to the exercise price per share of such FSA Option immediately prior to the Effective Time divided by the Common Exchange Ratio. If the foregoing calculation results in an exchanged FSA Option being exercisable for a fraction of a share of McAfee Common Stock, then the number of shares of McAfee Common Stock subject to the New Option shall be rounded down to the nearest whole number of shares and the exercise price per share for the New Option shall be rounded up to the nearest whole cent. The term, exercisability, vesting schedule, and all other terms and conditions of the FSA Options will otherwise be unchanged with respect to the New Option. Continuous employment with FSA shall be credited to an optionee of FSA for purposes of determining the number of shares of McAfee Common Stock subject to exercise under a New Option after the Effective Time.

                      (b) FORM S-8 REGISTRATION. McAfee will cause the McAfee Common Stock issuable upon exercise of the New Options to be registered on Form S-8 promulgated by the Securities and Exchange Commission (the "SEC") as soon as reasonably practicable after the Effective Date and in no event later than 15 days thereafter, and will maintain the effectiveness of such registration statement or registration statements for so long as such New Options shall remain outstanding. McAfee will reserve a sufficient number of shares of McAfee Common Stock for issuance upon exercise of the New Options.

                  1.4 OTHER EFFECTS OF THE COMBINATION. At the Effective Time:
(a) the bylaws of FSA immediately prior to the Effective Time will continue as the bylaws of FSA, subject to later amendment; (b) the directors of FSA will be William L. Larson and Mungo Hardwicke-Brown; (c) the officers of FSA will be William L. Larson, President and Chief Executive Officer, Prabhat Goyal, Chief Financial Officer, and R. Terry Duryea, Secretary; (d) each FSA Common Share, each FSA Preferred Share and each FSA Option outstanding immediately prior to the Effective Time will be exchanged as provided in Sections 1.1 and 1.3 hereof; and (e) the Combination will, from and after the Effective Time, have all of the effects provided by applicable law.

                  1.5 REGISTRATION RIGHTS. McAfee and Shareholder shall enter into a Registration Rights Agreement, in the form attached hereto as Exhibit 1.5.

                  1.6 REORGANIZATION. The parties intend to adopt this Agreement and the Combination as a reorganization of capital of FSA under Section 86 of the ITA.

                  1.7 POOLING OF INTERESTS. The parties intend that the Combination be treated as a "pooling of interests" under US GAAP. Promptly following the execution of this Agreement, McAfee and FSA shall use their respective best efforts to obtain and deliver Affiliates Agreements from their respective affiliates, as contemplated by Sections 5.4 and 6.6 hereof.

                  1.8 MATERIAL ADVERSE EFFECT. In this Agreement, any reference to any event, change or effect being "MATERIAL" with respect to any entity or group of entities means any material event, change or effect related to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of such entity or group of entities. In this Agreement, the term "MATERIAL ADVERSE EFFECT" used with respect to a party means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of such party and its subsidiaries, if any, taken as a whole; provided that a Material Adverse Effect shall not include any adverse effect resulting from changes in general economic conditions or conditions generally affecting the internet security software industry.

                  1.9 CURRENCY. Unless otherwise specified, all references in this Agreement to "cash," "cent," "dollars," or "$" shall mean United States dollars.

               2. REPRESENTATIONS AND WARRANTIES OF FSA AND SHAREHOLDER

                  Except as set forth in a letter dated the date of this Agreement and delivered by FSA to McAfee and Sub concurrently herewith (the "FSA DISCLOSURE LETTER"), FSA and Shareholder hereby represent and warrant to McAfee and Sub that:

                  2.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. FSA has been duly incorporated and is validly subsisting as a corporation under the Business Corporations Act (Alberta) (the "ABCA"), is duly organized under such statute and is up-to-date with respect to the filing of annual returns under such statute, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on FSA. FSA maintains no corporate registrations in jurisdictions other than in Alberta. FSA has delivered to McAfee's counsel complete and correct copies of the articles of incorporation and bylaws of FSA, in each case as amended to the date of this Agreement. In addition, prior to the Closing (as defined herein) FSA shall deliver to McAfee's counsel the minutes for all meetings of, and each resolution in writing executed by FSA's shareholders and Board of Directors. Such minutes and resolutions in writing shall be complete in all respects and disclose all corporate actions taken by the shareholders and Board of Directors since FSA's date of organization through the Closing Date (as defined herein). FSA does not have any subsidiaries or any equity interest, direct or indirect, in any corporation, partnership, joint venture or other business entity.

                  2.2 CAPITAL STRUCTURE AND VOTING RIGHTS

                      (a) STOCK AND OPTIONS. The authorized capital stock of FSA consists of an unlimited number of Class A (common voting) shares, Class B (common non-voting) shares, Class C Preferred shares and Class D Preferred Shares. As of the date of this Agreement, 671,389 FSA Common Shares and 1,000 FSA Preferred Shares are issued and outstanding, all of which are held by Shareholder. As of the date of this Agreement, there are outstanding FSA Options to purchase an aggregate of 297,500 FSA Common Shares. No issued FSA Common Shares are held by FSA in its treasury. All outstanding FSA Shares have been duly authorized, validly issued, are fully paid and nonassessable and not subject to preemptive rights. FSA has provided to McAfee's counsel a correct and complete list of each FSA Option outstanding as of the date hereof, including the name of the holder of such FSA Option, the grant date of each FSA Option, the number of shares covered by such FSA Option, the per share exercise price of such FSA Option, and the vesting schedule applicable to each such FSA Option.

                      (b) NO OTHER COMMITMENTS. Except as contemplated herein and for the FSA Options disclosed in Section 2.2(a) above and listed in the FSA Disclosure Letter, there are no options, subscriptions, warrants, calls, rights, commitments, plans, conversion or exchange rights or agreements of any character to which FSA or Shareholder is a party or by which FSA or Shareholder is bound obligating FSA or Shareholder to assign, issue, deliver, transfer, redeem or sell, or cause to be assigned, issued, delivered, transferred, redeemed or sold, any shares of capital stock of FSA or Shareholder, or securities convertible into or exchangeable for shares of capital stock of FSA or Shareholder, or obligating FSA or Shareholder to grant, extend or enter into any such option, subscription, warrant, call, right, commitment, plan, conversion right or agreement. There are no voting trusts or other agreements or understandings to which FSA or Shareholder is a party with respect to the voting of the capital stock of FSA.

                      (c) REGISTRATION RIGHTS. FSA is not under any obligation to register under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any other securities law, any of its presently outstanding securities or any securities that may be subsequently issued.

                  2.3  AUTHORITY

                      (a) CORPORATE ACTION. FSA and Shareholder have, as applicable, all requisite legal capacity, power and authority to enter into this Agreement and, as hereinafter defined, the Escrow Agreement, the Registration Rights Agreement, the Employment Agreement, the Non-Competition Agreement, the Support Agreement, and the Voting and Exchange Trust Agreement, and the Affiliate Agreement (collectively, the "Transaction Documents"), including, if applicable, corporate and shareholder power and authority, to perform its obligations hereunder and thereunder and to consummate the Combination and the other transactions contemplated by this Agreement and the Transaction Documents. The execution and delivery of this Agreement and the Transaction Documents by FSA, the consummation by FSA of the Combination and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of FSA. This Agreement and the Transaction Documents have been duly executed and delivered by FSA and Shareholder and this Agreement and the Transaction Documents are legal, valid and binding obligations of FSA and Shareholder, enforceable in accordance with their respective terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

                      (b) NO CONFLICT. Neither the execution, delivery and performance of this Agreement or the Transaction Documents by FSA and Shareholder, nor the consummation of the transactions contemplated hereby or thereby by FSA and Shareholder nor compliance with the provisions hereof or thereof by FSA and Shareholder will: (i) conflict with, or result in any violations of, the articles of incorporation or bylaws of FSA, or (ii) result in any breach of or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of FSA, or require any consent, waiver, approval, or license (other than any consent, waiver, approval, or license which will be obtained prior to the Effective Time) under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, license, distribution, supply, marketing, or other agreement or instrument, or judgment, order, decree, statute, law, ordinance, rule, permit, concession, franchise, or regulation applicable to FSA or its business, properties or assets, other than any such breaches, defaults, losses, liens, security interests, charges or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on FSA.

                      (c) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "GOVERNMENTAL ENTITY"), is required to be obtained by FSA or Shareholder in connection with the execution and delivery of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby or thereby; except for consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on FSA.

                  2.4 FINANCIAL STATEMENTS. FSA has furnished McAfee with (i) its unaudited financial statements (balance sheet, statement of operations, statement of shareholders' equity and statement of cash flows), including notes thereto, at April 30, 1996, and for the fiscal year then ended (the "ANNUAL FINANCIAL STATEMENTS"), and its unaudited financial statements (balance sheet, statement of operations and shareholders' equity) for the two-month period ended June 30, 1996 (the "FSA FINANCIAL STATEMENTS"). The FSA Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") consistently applied throughout the periods indicated and with each other, subject to normal recurring year-end adjustments and except that the unaudited statements may not contain the notes required by Canadian GAAP, and fairly present the financial position of FSA as of the dates thereof and the results of FSA's operations and cash flows for the periods then ended. Except as stated in the FSA Financial Statements, FSA is not a guarantor or indemnitor of any indebtedness of any person, firm or corporation. The Audited Financial Statements (as such term is defined in Section 9.14) shall not reflect any material difference (other than as disclosed in the FSA Disclosure Letter) in the financial position of FSA from the financial position of FSA reflected in the Annual Financial Statements and shall not reflect any material liabilities, contingent or otherwise, not reflected in the Annual Financial Statements.

                  2.5 ACCOUNT RECEIVABLES. The accounts receivable shown on the latest interim balance sheet contained in the FSA Financial Statements arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts and returns provided for in such balance sheet. Allowances for doubtful accounts and returns are adequate and have been prepared in accordance with the past practices of FSA. The accounts receivable of FSA arising after the date of the FSA Financial Statements and prior to the Effective Time arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less allowances for doubtful accounts and warranty returns determined in accordance with the past practices of FSA. None of the accounts receivable are subject to any material asserted claim of offset or recoupment, or counterclaim and FSA has no knowledge of any specific facts that would be reasonably likely to give rise to any such claim. No material amount of receivables are contingent upon the performance by FSA of any obligation and no agreement for deduction or discount has been made with respect to any material amount of accounts receivable.

                  2.6 COMPLIANCE WITH APPLICABLE LAWS. The business of FSA is not being conducted in violation of any law, ordinance, regulation, rule, permit, license, or order of any Governmental Entity where such violation would have a Material Adverse Effect on FSA. To FSA's and Shareholder's knowledge, no investigation or review by any Governmental Entity with respect to FSA is pending or threatened. FSA has all permits, licenses, approvals, and franchises from Governmental Entities required to conduct its business as now being conducted, and is in compliance with all such permits, licenses, approvals, and franchises, except for those where such absence would not have a Material Adverse Effect on FSA.

                  2.7 LITIGATION. There is no suit, action, arbitration, demand, claim or proceeding pending or, to the knowledge of FSA and Shareholder, threatened against FSA; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against FSA.

                  2.8 EMPLOYEE BENEFIT PLANS. FSA is not a party to any oral or written: (i) union or collective bargaining agreement; (ii) agreement with any officer or other key employee of FSA, the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving FSA of the nature contemplated by this

Agreement and the Transaction Documents; (iii) agreement with any employee of FSA providing any term of employment or compensation guarantee, for severance pay, or for the payment of compensation in excess of $50,000 per annum; or (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of the Combination or any of the transactions contemplated by this Agreement or the Transaction Documents or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Transaction Documents. There is no unfunded prior service cost with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by FSA. FSA has no bonus, deferred compensation, severance, pension, profit-sharing, retirement, stock purchase, stock option, group insurance, health plan, or other employee benefit or fringe benefit plans ("FSA Plans"), whether formal or informal, covering its employees, officers, directors or consultants.

                  2.9 NO UNDISCLOSED LIABILITIES. FSA does not have any line of credit, standby financing, or any other financing arrangement or any liabilities, either accrued or contingent, and whether due or to become due, and which are material to FSA, whether individually or in the aggregate, other than
(i) liabilities reflected in the FSA Financial Statements, (ii) liabilities specifically described in this Agreement or the FSA Disclosure Schedule, and
(iii) normal or recurring liabilities incurred since April 30, 1996 in the ordinary course of business consistent with past practices which are not material.

                  2.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since April 30, 1996, except as contemplated in this Agreement there has not occurred, directly or indirectly, contingent or otherwise:

                      (a) any change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations or results of operations of FSA, that could reasonably be expected to have a Material Adverse Effect on FSA;

                      (b) any amendments or changes in the articles of incorporation or bylaws of FSA;

                      (c) any damage, destruction or loss, whether covered by insurance or not, that could have a Material Adverse Effect on FSA;

                      (d) any redemption, repurchase or other acquisition of the securities of FSA, or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the securities of FSA;

                      (e) any increase in or modification of the compensation or benefits payable or to become payable by FSA to any of its directors, employees, or consultants;

                      (f) any increase in or modification of any FSA Plan (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights);

                      (g) any acquisition, sale, license, or transfer of property or assets of FSA, other than in the ordinary course of business consistent with past practice;

                      (h) any alteration in any term of any outstanding security of FSA;

                      (i) (A) any incurrence, assumption or guarantee by FSA of any debt for borrowed money; (B) any issuance or sale of any securities convertible into or exchangeable for debt securities of FSA; or (C) any issuance or sale of options or other rights to acquire from FSA, directly or indirectly, debt securities of FSA or any securities convertible into or exchangeable for any such debt securities;

                      (j) any creation or assumption by FSA of any mortgage, pledge, security interest or lien or other encumbrance on any asset;

                      (k) any making of any loan, advance or capital contribution to or investment in any person other than travel loans or advances made in the ordinary course of business of FSA which are not material;

                      (l) any entering into, amendment of, relinquishment, termination or non-renewal by FSA of any contract, license, lease transaction, commitment or other right or obligation other than in the ordinary course of business;

                      (m) any termination, modification, transfer or grant of a right under the FSA IP Rights (as defined in Section 2.15 below), other than those terminated, modified, transferred or granted in the ordinary course of business;

                      (n) any labor dispute or charge of unfair labor practice, any activity or proceeding by a labor union or representative thereof to organize any employees of FSA or any campaign being conducted to solicit authorization from employees to be represented by such labor union;

                      (o) any declaration, set aside or payment of any dividend or other distribution on or in respect of the shares of capital stock of FSA or declaration of any direct or indirect redemption, retirement, purchase or other acquisition by FSA of such shares;

                      (p) any issuance of any shares of capital stock of FSA, or any warrants, rights, subscriptions, options or entering into any such commitment relating to any securities of FSA;

                      (q) any change in the accounting methods or practices FSA follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

                      (r) any entering into any material commitment or transaction, or amendment or termination of any material agreement; or

                      (s) any agreement or arrangement made by FSA to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect as of the date when made.

                  2.11 AGREEMENTS. Section 2.11 of the FSA Disclosure Letter sets forth a list of any of the following written or oral contracts, understandings, agreements, proposed transactions, and other instruments (collectively, "MAJOR CONTRACTS"), copies of each of which written contracts, agreements or instruments have been delivered to McAfee's counsel:

                      (a) licenses of any patent, copyright, trade secret or other proprietary right by FSA;

                      (b) continuing contract for the future purchase, sale or manufacture of products, material, supplies, equipment or services requiring payment to or from FSA in an amount in excess of $25,000 per annum;

                      (c) contracts providing for the development of software for, or license of software to, FSA, or other Intellectual Property Rights used or incorporated in one or more of the products referred to under Section 2.16 in the FSA Disclosure Letter;

                      (d) joint venture contract or other agreement which has involved or is reasonably expected to involve a sharing of profits or losses in excess of $25,000 per annum with any other party;

                      (e) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized;

                      (f) lease or other agreement under which FSA is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $25,000 per annum;

                      (g) agreement or arrangement for the sale, distribution, or transfer of any assets, properties or rights having an aggregate value in excess of $25,000;

                      (h) agreement which restricts FSA from engaging in any aspect of its business or competing in any line of business in any geographic area or in any functional area or that requires FSA to distribute or use exclusively a third party technology or product;

                      (i) sales contract, commitment or proposal (including, without limitation, porting and development projects) of FSA;

                      (j) written dealer, distributor, sales representative, original equipment manufacturer, value added remarketer or other agreement for the ongoing distribution of the FSA Products (as defined in Section 2.15 below);

                      (k) to the extent not identified under Section 2.8 in the FSA Disclosure Letter, contract or commitment for the employment of any officer, employee or consultant or any other type of contract or understanding with any officer, employee or consultant which is not immediately terminable without cost or other liability (except for limitations on such termination rights as exist under applicable laws);

                      (l) any other loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement which is not otherwise disclosed elsewhere in the FSA Disclosure Letter, the breach or termination of which would have a Material Adverse Effect on FSA;

                      (m) any agreement relating to FSA IP Rights or other material agreements relating to FSA Products; and

                      (n) obligations or understandings which are material to the financial position of FSA with respect to the return to FSA inventory or merchandise in the possession of wholesalers, distributors, retailers, or other customers.

         All contracts, agreements and instruments listed or described pursuant to this Section 2.11 are valid, binding, in full force and effect, and enforceable by FSA in accordance with their respective terms except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. To FSA's and Shareholder's knowledge, no party to any Major Contract intends to cancel, modify or amend such contract, agreement or arrangement.

                  2.12 NO DEFAULTS. FSA is not in default under, and, to FSA's and Shareholder's knowledge, there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default by FSA under any contract or agreement to which FSA is a party or to which it or any of its properties or assets are bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on FSA. To FSA's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any contract, commitment, or restriction to which FSA is bound or by which any of its properties or assets are bound.

                  2.13 CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement and the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, employee or consultant of FSA from FSA, under any FSA Plan or otherwise,

(ii) materially increase any benefits otherwise payable under any FSA Plan, or
(iii) result in the acceleration of the time of payment or vesting of any such benefits, including but not limited to the time of exercise of stock options.

                  2.14 TAXES. FSA has timely filed, or caused to be filed, all Tax Returns (as defined below) required to be filed by it, (all of which returns were correct and complete in all material respects) and has paid or withheld, or caused to be paid or withheld, all Taxes (as defined below) that are due and payable, and FSA has provided adequate accruals in accordance with Canadian GAAP in the FSA Financial Statements for any Taxes that have not been paid, whether or not shown as being due on any returns. Since January 1, 1993, no material Tax liability has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business. FSA has not received any written notification that any issues have been raised (and are currently pending) by Revenue Canada, the Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns referred to above, and no waivers of statutes of limitations have been given or requested with respect to FSA, in each case except for any such written notices or waivers which have not had and shall not have a Material Adverse Effect. There are no proposed (but unassessed) additional Taxes, none have been asserted by Canadian tax authorities and no Tax liens have been filed other than for Taxes not yet due and payable. FSA has not made an election to be treated as a "consenting corporation" under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "CODE").

                  As used in this Agreement, "TAX" and "TAXES" means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital, gross receipts, sales, goods and services, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, utility, compensation, social security, workers' compensation, unemployment insurance or compensation, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing, and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code, Section 160 of the ITA, or any other applicable law) of another entity or a member of an affiliated or combined group. As used in this Agreement, "TAX RETURNS" means all returns relating to Taxes.

                  2.15 INTELLECTUAL PROPERTY.

                       (a) FSA owns, or has the right to use, sell or license all Intellectual Property Rights (as defined below) necessary or required for the conduct of its business as presently conducted, and to distribute all FSA Products (as defined below), free and clear of all liens, claims or encumbrances, other than statutory liens for amounts not yet due and payable (such Intellectual Property Rights being hereinafter collectively referred to as the "FSA IP

RIGHTS"), and such rights to use, sell or license are sufficient to conduct the business of FSA currently conducted and as proposed to be conducted by FSA. The FSA Disclosure Schedule contains an accurate and complete list of
(i) all patents and patent applications and all registered trademarks, copyrights, and trade names of FSA, (ii) all licenses, sublicenses and other Intellectual Property Right agreements (other than end-user licenses) as to which FSA is a party, and (iii) all licenses, sublicenses and other agreements as to which FSA is a party and pursuant to which FSA is authorized to use any material third-party technology, trade secret, know-how, process, patents, trademarks or copyrights, including software ("LICENSED INTELLECTUAL PROPERTY"), which are incorporated in, are, or form a part of any product of FSA currently distributed (a "CURRENT FSA PRODUCT") or any FSA Product Under Development (the "CURRENT FSA PRODUCTS" and "FSA PRODUCTS UNDER DEVELOPMENT" collectively being referred to herein as the "FSA PRODUCTS").

                       (b) FSA is not, nor will it be as a result of the execution and delivery of this Agreement, the Transaction Documents, or the performance of its obligations hereby and thereby, be in breach of any license, sublicense or other agreement relating to the FSA IP Rights or Licensed Intellectual Property.

                       (c) All patents and registered trademarks claimed by or issued to FSA are valid and subsisting. All trademarks claimed by or issued to FSA are enforceable against third parties. FSA is the sole and exclusive owner of all copyrights in the FSA Products. FSA and Shareholder (i) have not been sued in any suit, action or proceeding which involves a claim of infringement of any third party rights, (ii) have no knowledge that the manufacturing, marketing, licensing or sale of FSA Products infringes any Intellectual Property Rights of any third party, and (iii) have no knowledge of any claim challenging or questioning the validity or effectiveness of any of its licenses or agreements relating thereto. To FSA's and Shareholder's knowledge, there is no valid basis for any claim of the type specified in the immediately preceding sentence which would in any material way relate to or interfere with the continued enhancement and exploitation by FSA of any of the FSA Products. None of the FSA Products nor the use or exploitation of any FSA IP Rights by FSA in its current business infringes on the rights of, or constitutes misappropriation of, any Intellectual Property Rights of any third person or entity.

                       (d) FSA has not granted any third party any right to manufacture or reproduce any of the FSA Products or any adaptations, translations, or derivative works based on the FSA Products or any portion thereof. Except with respect to the rights of third parties to the Licensed Intellectual Property described in the FSA Disclosure Letter, no third party has any right to manufacture, reproduce, distribute, market or exploit any works or materials of which any of the FSA Products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101. FSA has not granted any third party any right to use or distribute the source code version of any FSA Product.

                       (e) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any of the FSA Products at any stage of their development (the "FSA COMPONENTS") were written, developed and created solely and exclusively by employees of FSA within the scope of their employment without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to FSA by means of valid and enforceable consultant confidentiality and invention assignment agreements, copies of which have been delivered to McAfee. All employees of FSA (past and present) have assigned or shall assign prior to Closing ownership of all technology and intellectual property rights to FSA by executing and delivering a Confidential Information and Assignment of Inventions Agreement in the form provided to McAfee and its counsel. FSA has at all times used commercially reasonable efforts to treat the FSA Products, and FSA Components as containing trade secrets and has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by release into the public domain.

                       (f) To the knowledge of FSA and Shareholder, no employee of FSA is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with FSA or, to FSA's knowledge, any other party because of the nature of the business conducted by FSA (including the development and future distribution of the FSA Products Under Development).

                       (g) On or prior to the Closing, each person employed by FSA (including independent contractors, if any) with access to confidential information and each former technical employee of FSA who have worked on the FSA Products will have executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to McAfee or its representatives. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of FSA and such person, enforceable in accordance with their respective terms subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable remedies. To FSA's and Shareholder's knowledge, neither the execution or delivery of such agreements, nor the execution by such persons of their duties as employees of FSA will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons are obligated.

                       (h) No product liability or warranty claims which individually or in the aggregate could reasonably be expected to exceed $25,000 have been communicated to or threatened against FSA nor, to FSA's and Shareholder's knowledge, is there any specific situation, set of facts or occurrence that provides a valid basis for such claim.

                  FSA will deliver prior to Closing a list of all applications, registrations, filings and other formal actions made or taken pursuant to United States, Canadian, provincial, federal, state and foreign laws by FSA to perfect or protect its interest in FSA IP Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications, copyrights and copyright applications and to the knowledge of FSA and Shareholder, there is no cancellation, termination or expiration of any such registration or patent that is reasonably foreseeable and is not intended to be renewed or extended by FSA, except where the failure to renew or extend would not have a Material Adverse Effect on FSA. To the best of FSA's and

Shareholder's knowledge, FSA is not using any confidential information or trade secrets of any former employer of any past or present employees.

                  As used herein, the term "INTELLECTUAL PROPERTY RIGHTS" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, copyright, copyright applications, mask works, franchises, licenses, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

                  2.16 PRODUCTS AND DISTRIBUTION. The FSA Disclosure Letter contains a complete list of all Current FSA Products published and/or distributed by FSA, and all material new products and enhancements to existing products under development by FSA which are currently expected by FSA to be released in the next six months (the "FSA PRODUCTS UNDER DEVELOPMENT").

                  2.17 FEES AND EXPENSES. FSA has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement and the Transaction Documents.

                  2.18 INSURANCE. FSA maintains and has maintained fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance in amounts and scope typically maintained by similarly situated businesses. Section 2.18 of the FSA Disclosure Letter contains a list of all such insurance policies presently in effect, and correct and complete copies of all such policies along with a history of claims made under such policies have been provided to McAfee or McAfee's counsel.

                  2.19 OWNERSHIP OF PROPERTY. Except for liens for current Taxes not yet delinquent or for liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, FSA owns its real and personal property free and clear of all security interests, mortgages, liens, charges, claims, options and encumbrances. All real and tangible personal property of FSA is generally in good repair and is operational and usable in the operations of FSA, subject to ordinary wear and tear, and subject to technical obsolescence. FSA is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a Material Adverse Effect on FSA), or has received any notice of violation which has not been remedied.

                  2.20  ENVIRONMENTAL MATTERS.

                        (a) To FSA's and Shareholder's knowledge, during the period that FSA has leased or owned its properties or owned or operated any facilities, there have been no disposals, releases, emissions, spills, discharges or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities. FSA has no knowledge of any presence, disposals, releases, emissions, spills, discharges or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to FSA having taken possession of any of such properties and facilities. For the purposes of this Agreement, "HAZARDOUS MATERIALS" shall mean any pollutant, contaminant, chemical, deleterious substance or industrial, toxic or hazardous waste or substance.

                       (b) To FSA's knowledge, none of the properties, facilities and operations of FSA is in violation of any federal, provincial, municipal or local laws, statutes, bylaws, ordinances, regulations or orders ("ENVIRONMENTAL LAWS") relating to protection of the environment, occupational health and safety, industrial hygiene or Hazardous Materials. During the time that FSA has owned or leased its properties and facilities, neither FSA nor, to FSA's or Shareholder's knowledge, any third party, used, generated, manufactured, processed, treated, disposed of, handled or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials.

                       (c) There has been no litigation brought or threatened against FSA by, or any settlement reached by FSA with, any party or parties alleging the presence, disposal, emission, spill, discharge, release or threatened release of any Hazardous Materials on, from or under any properties or facilities.

                  2.21 INTERESTED PARTY TRANSACTIONS. No officer, director, employee or consultant of FSA nor any member of such person's immediate family currently has or has had, either directly or indirectly, a material interest in:
(i) any person or entity which purchases from or sells, licenses or furnishes to FSA any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which FSA is a party or by which it may be bound or affected.

                  2.22 BOARD AND SHAREHOLDER APPROVAL. The Board of Directors and Shareholder of FSA have unanimously approved this Agreement, the Transaction Documents, and the Combination.

                  2.23 DISCLOSURE. The representations and warranties made by FSA and Shareholder in this Agreement, the Transaction Documents, any financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by FSA or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, do not contain any untrue statement of a material fact when made, or omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were made or furnished.

                  2.24 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon FSA that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of FSA, any acquisition of property by FSA or the conduct of business by FSA as currently conducted or as proposed to be conducted.

                  2.25 POOLING MATTERS. Neither FSA nor any of its affiliates has, to FSA's and Shareholder's knowledge, and based upon consultation with its independent auditors, taken or agreed to take any action that (without giving effect to this Agreement, the transactions contemplated hereby or actions related thereto, or any action taken or agreed to be taken by McAfee or any of its affiliates) would adversely affect the ability of McAfee to account for the business combination to be effected by the Combination as a "pooling of interests" under US GAAP.

                  2.26 BOOKS AND RECORDS. The books, records and accounts of FSA
(a) have been maintained at FSA's principal place of business in accordance with good business practices on a basis consistent with prior years, (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of FSA, and (c) accurately and fairly reflect the basis for the FSA Financial Statements. FSA has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization, and (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with Canadian GAAP, US GAAP or any other criteria applicable to such statements and (ii) to maintain accountability for assets.

                  2.27 GOVERNMENT CONTRACTS. All representations, certifications and disclosures made by FSA to any Government Contract Party (as defined below) have been in all material respects current, complete and accurate at the times they were made. FSA has no knowledge of, and has no reason to know of, any acts, omissions or noncompliance with regard to any applicable public contracting statute, regulation or contract requirement (whether express or incorporated by reference) relating to any of FSA's contracts with any Government Contract Party (as defined below) in either case that have led to or could lead to, either before or after the Closing Date, (a) any claim or dispute involving FSA and/or McAfee as successor in interest to FSA and any Government Contract Party, or (b) any suspension, debarment or contract termination, or proceeding related thereto. FSA has no knowledge of, and has no reason to know of, any act or omission that relates to the marketing, licensing or selling to any Government Contract Party of any of FSA technical data and computer software and that has led to or could lead to, either before or after the Closing Date (as defined in Section 7.1 below), any Material Adverse Effect on any of FSA's rights in and to its technical data and computer software. Except for (i) Canadian or provincial government incentives for certain nonmaterial employees, and (ii) research tax credits, all of FSA's development of technical data and computer software was developed exclusively at private expense. For purposes of this Agreement, the term "GOVERNMENT CONTRACT PARTY" means any independent or executive agency, division, subdivision, audit group or procuring office of Canadian federal or provincial, or United States federal government, including any prime contractor of either such federal government and any higher level subcontractor of a prime contractor of either such federal government, and including any employees or agents thereof, in each case acting in such capacity.

                  2.28 LABOR MATTERS. FSA is not a party to any agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. In the past five years, FSA has not experienced any attempt by organized labor or its representatives to make FSA conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of FSA. There is no labor strike or labor disturbance pending or, threatened against FSA, nor is any grievance currently being asserted, and in the past five years FSA has not experienced a work stoppage or other labor difficulty. FSA is in material compliance with all applicable laws respecting employment practices, employment documentation, terms and conditions of employment and wages and hours and is not and has not engaged in any unfair labor practice. The names, ages, years of service, title, current annual salary rates or current hourly wages of all present employees of FSA, and the earnings for each of such employees for the 1995 calendar year have been provided to McAfee and such information is true and correct. There is no unfair labor practice charge or complaint against FSA pending. The employment of each employee of FSA is terminable at FSA's will, with or without cause, subject to such notice requirements or financial payments in lieu thereof as may be required by law.

                  2.29 SEVERANCE ARRANGEMENTS. Except as required by applicable law, FSA has not entered into any severance or similar arrangement in respect of any employees that provides for any obligation (absolute or contingent) of FSA or any other person to make any payment to any such employee following termination of employment.

                  2.30 BANKING RELATIONSHIPS. The FSA Disclosure Schedule sets forth a complete and accurate description of all arrangements that FSA has with any banks, savings and loan associations or other financial institutions providing for checking accounts, safe deposit boxes, borrowing arrangements, and certificates of deposit or otherwise, indicating in each case account numbers, if applicable, and the person or persons authorized to act or sign on behalf of FSA in respect of any of the foregoing.

                  2.31 TRADE REGULATION. FSA has not within the past three years terminated its relationship with or refused to ship FSA Products to any dealer, distributor, OEM, third party marketing entity or customer which had theretofore paid or been obligated to pay FSA in excess of Ten Thousand Dollars ($10,000) over any consecutive twelve (12) month period. All of the prices charged by FSA in connection with the marketing or sale of any products or services have been in compliance with all applicable laws and regulations. No claims have been communicated or, threatened against FSA with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other material violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and, to FSA's knowledge, no specific situation, set of facts, or occurrence provides any valid basis for any such claim.

                  2.32 WARRANTY. There are no pending warranty claims against FSA as to any FSA Products.

              3.  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER.

              Shareholder hereby represents and warrants to McAfee and Sub that:

                  3.1 PURCHASE FROM OWN ACCOUNT. The Exchangeable Shares will be acquired for investment for the Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the Exchangeable Shares (or the McAfee Common Stock issuable upon exchange of the Exchangeable Shares) (collectively, the "Securities"). By executing this Agreement, Shareholder further represents that the Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                  3.2 RESTRICTED SECURITIES. Shareholder understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In addition, the Shareholder represents that it is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                  3.3 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Shareholder further agrees not to make any disposition of all or any portion of the McAfee Common Stock issued upon exchange of the Exchangeable Shares unless and until:

                      (a) There is then in effect a registration statement under the Securities Act governing such proposed disposition and such disposition is made in accordance with such registration statement; or

                      (b) The Shareholder shall have notified McAfee of the proposed disposition and shall have furnished McAfee with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by McAfee, the Shareholder shall have furnished McAfee with an opinion of counsel, reasonably satisfactory to McAfee that such disposition will not require registration of such shares under the Securities Act. It is agreed that McAfee will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                  3.4 LEGENDS. It is understood that the certificates evidencing the Securities may bear the following legend:

                  "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

         4. REPRESENTATIONS AND WARRANTIES OF MCAFEE AND SUB. Except as set forth in a letter dated the date of this Agreement and delivered by McAfee and Sub to FSA and Shareholder concurrently herewith (the "McAFEE DISCLOSURE LETTER"), McAfee and Sub hereby represent and warrant to FSA and Shareholder that:

            4.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. McAfee and Sub are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation, have all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their respective business as now being conducted, and are duly qualified and in good standing to do business in each jurisdiction in which the nature of their business or the ownership or leasing of their properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on McAfee or Sub.

            4.2 AUTHORITY.

                (a) CORPORATE ACTION. McAfee and Sub have all requisite corporate power and authority to enter into this Agreement, the Transaction Documents, and to perform their respective obligations hereunder and thereunder, and to consummate the Combination. The execution and delivery of this Agreement and the Transaction Documents by McAfee and, if applicable, Sub, and the consummation by McAfee and Sub of the Combination and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of McAfee and, if applicable, Sub. This Agreement and the Transaction Documents have been duly executed and delivered by McAfee and, if applicable, Sub, and this Agreement and the Transaction Documents are the valid and binding obligations of McAfee and, if applicable, Sub, enforceable in accordance with their respective terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

                (b) NO CONFLICT. Neither the execution, delivery and performance of this Agreement, or the Transaction Documents by McAfee and, if applicable, Sub, nor the consummation of the transactions contemplated hereby or thereby by McAfee and Sub nor compliance with the provisions hereof or thereof by McAfee and Sub will: (i) conflict with, or result in any violations of the certificate of incorporation or bylaws of McAfee or Sub; or (ii) result in any breach or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of McAfee or Sub or require any consent, waiver, approval, or license, under any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, license, distribution, supply, marketing, or other agreement or instrument, or judgment, order, decree, statute, law, ordinance, rule, permit, concession, franchise or regulation applicable to McAfee or Sub or their respective business, properties or assets, other than any such breaches, defaults, losses, liens, security interests, charges or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on McAfee or Sub.

                      (c) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by McAfee or Sub in connection with the execution and delivery of this Agreement, or the Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except for consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on McAfee.

                  4.3 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation against McAfee pending or, to McAfee's knowledge, threatened, which would be reasonably likely to have a Material Adverse Effect on McAfee or on the ability of McAfee to consummate the transactions contemplated by this Agreement and the Transaction Documents; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against McAfee.

                  4.4 SEC FILINGS.

                      (a) McAfee has timely filed all forms, reports and documents required to be filed by McAfee with the Securities and Exchange Commission ("SEC") under the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), since January 1995 (collectively, the "McAFEE SEC REPORTS") and has made such McAfee SEC Reports available to FSA. The McAfee SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Exchange Act, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such McAfee SEC Reports or necessary in order to make the statements in such McAfee SEC Reports, in the light of the circumstances under which they were made, not misleading. McAfee's annual report for 1995 on Form 10-K, as filed with the SEC on April 1, 1996 and all subsequent filings by McAfee with the SEC required under Section 13 of the Exchange Act, when taken as a whole (collectively, the "RECENT SEC REPORTS") do not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Recent SEC Reports or necessary in order to make the statements in such Recent SEC Reports, in light of the circumstances under which they were made, not misleading.

                      (b) The financial statements of McAfee included in the McAfee SEC Reports complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with US GAAP applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of McAfee and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

                  4.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 1996, except as contemplated in this Agreement, there has not occurred, directly or indirectly, contingent or otherwise:

                      (a) any change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations or results of operations of McAfee, that could reasonably be expected to have a Material Adverse Effect on McAfee;

                      (b) any amendments or changes in the certificate of incorporation or bylaws of McAfee; or

                      (c) any agreement or arrangement made by McAfee to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect as of the date when made.

                  4.6 RESERVE FOR ISSUANCE. As of the Effective Date, McAfee shall have reserved for issuance such number of shares of McAfee Common Stock as shall be necessary to give effect to the exercise of exchangeable share rights and assumptions of options contemplated hereby and such issuance from time to time shall have been duly approved by all requisite corporate action by McAfee in accordance with applicable law and McAfee's certificate of incorporation and bylaws.

              5.  FSA COVENANTS.

                  5.1 ADVICE OF CHANGES. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, FSA will promptly advise McAfee in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of FSA contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) of any occurrence having a Material Adverse Effect on FSA, and (c) of any breach by FSA of any covenant or agreement contained in this Agreement.

                  5.2 MAINTENANCE OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, FSA will use its diligent commercial efforts to carry on and preserve its business and its relationships with customers, suppliers, distributors, employees, consultants and others in substantially the same manner as it has prior to the date hereof. If FSA becomes aware of any material deterioration in the relationship with any customer, supplier, distributor, employee or consultant, the termination of which could have a Material Adverse Effect on FSA, FSA will promptly bring such information to the attention of McAfee in writing and, if requested by McAfee, FSA will exert its best efforts to restore the relationship.

                  5.3 CONDUCT OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, FSA will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not (other than as contemplated in Section 1 of this Agreement), without the prior consent of McAfee:

                      (a) borrow any money except for amounts that are not in the aggregate material to the financial condition of FSA;

                      (b) enter into any material transaction not in the ordinary course of its business;

                      (c) encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice;

                      (d) dispose of any material portion of its assets;

                      (e) enter into any lease or contract for the purchase or sale or license of any property, real or personal, except in the ordinary course of business consistent with past practice;

                      (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

                      (g) pay any bonus, increased salary or special remuneration to any officer, director, employee or consultant (except for normal salary increases consistent with past practices not to exceed 10% per year and except pursuant to existing arrangements previously disclosed to McAfee), or enter into or vary the terms of any employment, consulting or severance agreement with any such person, pay any severance or termination pay, grant any stock option or issue any restricted stock, adopt any new benefit plan, modify any FSA Plan, or agree to do any of the foregoing, whether orally or in writing;

                      (h) change accounting methods;

                      (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

                      (j) amend or terminate any material contract, agreement or license to which it is a party;

                      (k) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice and documented by receipts for the claimed amounts;

                      (l) guarantee or act as a surety for any obligation except for obligations in amounts that are not material in the aggregate;

                      (m) waive or release any right or claim except for the waiver or release of non-material claims in the ordinary course of business, consistent with past practice or the waiver or release of rights or claims set forth in the FSA Disclosure Letter;

                      (n) issue or sell any shares of its capital stock of any class (except upon the exercise of a bona fide option or warrant currently outstanding or permitted to be granted under Section 5.3(g)), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options (except as expressly permitted under Section 5.3(g)), convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security;

                      (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock of any class or affecting any other of its securities;

                      (p) merge, consolidate or reorganize with, or acquire any entity, or enter into any agreement to do any of the foregoing;

                      (q) amend its articles of incorporation or bylaws except as contemplated by this Agreement;

                      (r) license any FSA IP Rights except in the ordinary course of business consistent with past practice;

                      (s) agree to any audit assessments by any Tax authority;

                      (t) change any insurance coverage or issue any certificates of insurance except in the ordinary course of business consistent with past practice; or

                      (u) agree to do or enter into negotiations with respect to, any of the things described in the preceding clauses in this Section 5.3.

                  5.4 FSA AFFILIATE AGREEMENT. To ensure that the Combination will be accounted for as a "pooling of interests" and to ensure compliance with Rule 145 of the rules and regulations promulgated by the SEC under the Securities Act, Shareholder shall concurrently sign and deliver to McAfee the FSA Affiliate Agreement in the form of Exhibit 5.4 (the "FSA AFFILIATE AGREEMENT") agreeing that Shareholder will make no disposition of FSA capital stock or McAfee Common Stock from the date hereof until McAfee shall have publicly released its first report of quarterly financial statements that include the combined financial results of FSA and McAfee for a period of at least 30 days, and agreeing to certain other restrictions as set forth in such FSA Affiliate Agreement.

                  5.5 REGULATORY APPROVALS. FSA will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity, which may be reasonably required, or which McAfee may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement and the Transaction Documents. FSA will promptly obtain all such authorizations, approvals and consents.

                  5.6 ACCESS TO INFORMATION. FSA will allow McAfee and its agents reasonable access to the files, books, records and offices of FSA, including, without limitation, any and all information relating to FSA's Taxes, commitments, contracts, leases, licenses and real, personal and intangible property and financial condition. FSA will cause its accountants to cooperate with McAfee and its agents in making available to McAfee all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all Tax Returns and financial statements prepared or audited by such accountants.

                  5.7 SATISFACTION OF CONDITIONS PRECEDENT. During the term of this Agreement, FSA will use its best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Section 9, and FSA will use its best efforts to cause the Combination and the other transactions contemplated by this Agreement to be consummated.

                  5.8 NO OTHER NEGOTIATIONS. From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, FSA shall not, and shall not permit its officers, employees, representatives, agents and affiliates to, directly or indirectly, (i) solicit, initiate or engage in discussions or negotiations with any person, encourage submission of any inquiries, proposals or offers by, or take any other action intended or designed to facilitate the efforts of any person, other than McAfee, relating to the possible acquisition of FSA (whether by way of arrangement, amalgamation, purchase or exchange of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets (with any such efforts by any such person, including a firm proposal to make such an acquisition, to be referred to as an "ACQUISITION PROPOSAL"), (ii) provide non-public information with respect to FSA or afford any access to the properties, books or records of FSA, to any person, other than McAfee, relating to a possible Acquisition Proposal by any person other than McAfee, (iii) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal by any person, other than by McAfee, or (iv) enter into an agreement with any person, other than McAfee, providing for a possible Acquisition Proposal. FSA and its respective directors, officers, employees, representatives, agents and affiliates, shall immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                  5.9 PUBLIC DISCLOSURE. FSA shall not issue any press release or otherwise making any public statement with respect to the Combination or this Agreement without the prior written consent of McAfee.

              6.  McAFEE COVENANTS.

                  6.1 ADVICE OF CHANGES. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, McAfee will promptly advise FSA and Shareholder in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of McAfee contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) of any occurrence which would have a Material Adverse Effect on McAfee, and (c) of any breach by McAfee of any covenant or agreement contained in this Agreement.

                  6.2 REGULATORY APPROVALS. McAfee will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity, which may be reasonably required, or which FSA may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement and the Transaction Documents. McAfee will promptly obtain all such authorizations, approvals and consents.

                  6.3 NECESSARY CONSENTS. During the term of this Agreement, McAfee will use its best efforts to obtain such written consents, waivers and approvals and take such other actions as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby and to allow FSA to carry on its business after the Effective Time.

                  6.4 SATISFACTION OF CONDITIONS PRECEDENT. During the term of this Agreement, McAfee will use its best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Section 8, and McAfee will use its best efforts to cause the Combination and the other transactions contemplated by this Agreement to be consummated.

                  6.5 EMPLOYMENT AND EMPLOYEE BENEFITS. McAfee hereby agrees that from and after the Closing, and for a period of at least 12 months thereafter, McAfee will, subject to restrictions of applicable law, provide benefits (other than salary and bonus) to the employees who immediately prior to the Closing were in the employ of FSA that are in the aggregate substantially equivalent in value to those benefits that are provided to McAfee employees under McAfee's employee benefit plans. Nothing in this Section 6.5 shall be construed to create obligations on the part of McAfee or FSA to provide continued employment to any employee after the Closing.

                  6.6 McAFEE AFFILIATE AGREEMENTS. To ensure that the Combination will be accounted for as a "pooling of interests," McAfee's affiliates will, prior to Closing, sign and deliver to McAfee the McAfee Affiliates Agreement in the form of Exhibit 6.6 (the "McAFEE AFFILIATE AGREEMENTS") agreeing that such persons will make no disposition of McAfee Common Stock from the date 30 days prior to the Effective Time until McAfee shall have publicly released its first report of quarterly financial statements that include the combined financial results of FSA and McAfee for a period of at least 30 days, and agreeing to certain other restrictions as set forth in such McAfee Affiliate Agreements.

              7.  CLOSING MATTERS.

                  7.1 THE CLOSING. Subject to the termination of this Agreement as provided in Section 10 below, the Closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 600 Hansen Way, Palo Alto, California 94304 on or before August 30, 1996 (the "CLOSING DATE"), at a time to be mutually agreed upon by the parties, which date shall be no later than the third business day after all conditions to Closing set forth herein shall have been satisfied or waived, unless another place, time and date is mutually selected by FSA and McAfee.

                  7.2  ANCILLARY DOCUMENTS/RESERVATION OF SHARES.

                       (a) Provided all other conditions of this Agreement have been satisfied or waived, FSA shall, on or before the Closing Date, file Articles of Amendment pursuant to Section 167(1) of the Business Corporations Act (Alberta) as part of the Combination, such Articles of Amendment to contain share conditions for Exchangeable Shares substantially in the form of those contained in Exhibit 7.2(a) hereto.

                       (b) On the Effective Date:

                           (i) McAfee shall execute and deliver a Support
Agreement containing the terms and conditions set forth in Exhibit 7.2(b)(i) attached hereto (the "SUPPORT AGREEMENT"), together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably; and

                           (ii) McAfee and a trustee to be selected by the
Shareholder, which shall be satisfactory to McAfee, acting reasonably, shall execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit 7.2(b)(ii) attached hereto (the "VOTING AND EXCHANGE TRUST AGREEMENT"), together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably.

                       (c) On or before the Effective Date, McAfee will reserve for issuance such number of shares of McAfee Common Stock as shall be necessary to give effect to the exchanges and assumptions of options contemplated hereby.

                  7.3 SUBSTITUTION OF FSA OPTIONS. Prior to the Effective Time, FSA shall cause an Option Exchange Agreement, in the form attached hereto as
Exhibit 7.3 hereto (the "OPTION EXCHANGE AGREEMENT"), to be executed and delivered by all holders of FSA Options.

              8.  CONDITIONS PRECEDENT TO OBLIGATIONS OF FSA AND SHAREHOLDER.

                  The obligations of FSA and Shareholder hereunder are subject to the fulfillment or satisfaction on or before the Closing, of each of the following conditions (any one or more of which may be waived by FSA, but only in a writing signed by FSA):

                  8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of McAfee set forth in Section 4 (as qualified by the McAfee Disclosure Letter) shall be true and accurate in all material respects on and as of the Closing. FSA shall receive a certificate to such effect executed by McAfee's Chief Executive Officer and Chief Financial Officer.

                  8.2 COVENANTS. McAfee shall have performed and complied in all material respects with all of its covenants required to be performed by it under this Agreement on or before the Closing, and FSA shall receive a certificate to such effect signed by McAfee's Chief Executive Officer and Chief Financial Officer.

                  8.3 DELIVERY OF RELATED DOCUMENTS. The agreements and actions contemplated in Section 7.2(b) and (c) shall have been executed and delivered or completed, as applicable.

                  8.4 POOLING OPINION. FSA shall have received from Ernst & Young an opinion, in form and substance satisfactory to FSA and McAfee, that FSA has not taken any action which would prevent the Combination from being treated as a "pooling of interests" for accounting purposes.

                  8.5 REGISTRATION RIGHTS AGREEMENT. McAfee and Shareholder shall have executed and delivered to each other the Registration Rights Agreement.

                  8.6 COMPLIANCE WITH LAW. There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Combination, which would prohibit or render illegal the transactions contemplated by this Agreement.

                  8.7 GOVERNMENT CONSENTS. There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Combination by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken.

                  8.8 NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Combination or limiting or restricting McAfee's or FSA's conduct or operation of the business of McAfee or FSA after the Combination shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Combination which makes the consummation of the Combination illegal.

                  8.9 OPINIONS OF McAFEE'S COUNSEL. FSA and Shareholder shall have received from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP and from Blake, Cassels & Graydon, counsel to McAfee, opinions in customary form in connection with transactions such as the Combination and Shareholder shall have received from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP an opinion as to the application of Section 16(b) of the Exchange Act to the exchange of his Exchangeable Shares and all such opinions shall be reasonably satisfactory to FSA, Shareholder and their counsel.

              9.  CONDITIONS PRECEDENT TO OBLIGATIONS OF MCAFEE.

                  The obligations of McAfee hereunder are subject to the fulfillment or satisfaction on or before the Closing, of each of the following conditions (any one or more of which may be waived by McAfee, but only in a writing signed by McAfee):

                  9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of FSA and Shareholder set forth in Sections 2 and 3 (as qualified by the FSA Disclosure Letter) shall be true and accurate in all material respects on and as of the Closing, and McAfee shall receive a certificate to such effect executed by Shareholder and FSA's Chief Executive Officer.

                  9.2 COVENANTS. FSA shall have performed and complied in all respects with all of its covenants required to be performed by it under this Agreement on or before the Closing, and McAfee shall receive a certificate to such effect signed by FSA's Chief Executive Officer and Chief Financial Officer.

                  9.3 COMPLIANCE WITH LAW. There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Combination, which would prohibit or render illegal the transactions contemplated by this Agreement.

                  9.4 GOVERNMENT CONSENTS. There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Combination by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken.

                  9.5 OPINION OF FSA'S COUNSELS. McAfee shall have received from Macleod Dixon, counsel to FSA, opinions in customary form in connection with transactions such as the Combination that are reasonably satisfactory to McAfee and its counsel.

                  9.6 DOCUMENTS. McAfee shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of any and all material contracts and leases of FSA and for FSA to consummate the transactions contemplated hereby.

                  9.7 NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Combination or limiting or restricting McAfee's or FSA's conduct or operation of the business of McAfee or FSA after the Combination shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Combination which makes the consummation of the Combination illegal.

                  9.8 TENDER OF FSA OPTIONS. Each of the holders of FSA Options shall have executed and delivered an Option Exchange Agreement to McAfee.

                  9.9 POOLING OPINION. McAfee shall have received from Coopers & Lybrand L.L.P. an opinion, in form and substance satisfactory to McAfee, that the Combination will be treated as a "pooling of interests" for accounting purposes.

                  9.10 AFFILIATE AGREEMENT. McAfee shall have received executed originals of the FSA Affiliate Agreement.

                  9.11 ESCROW AGREEMENT. The Escrow Agreement, in the form attached hereto as Exhibit 9.11, shall be executed and delivered by McAfee, the Escrow Agent and the Shareholder.

                  9.12 REGULATORY COMPLIANCE AND APPROVAL. All permits, consents, approvals and waivers from governmental authorities necessary to the consummation of this Agreement and the transactions contemplated hereby and for the operation of the business by FSA after the consummation of the Combination and the ownership of the FSA IP Rights after the consummation of the Combination shall have been obtained.

                  9.13 NO ISSUANCE OF FSA STOCK. Shareholder shall be the sole shareholder of FSA.

                  9.14 DELIVERY OF AUDITED FINANCIAL STATEMENTS. FSA shall have furnished McAfee with FSA's audited financial statements (balance sheet, statement of operations, statement of shareholder's equity and statement of cash flows), including notes thereto at April 30, 1996, and for the fiscal year then ended (the "Audited Financial Statements").

                  9.15 NECESSARY CONSENTS. FSA will have received all written consents, waivers and approvals and taken such other actions necessary or appropriate to allow the consummation of the transactions contemplated hereby and to allow FSA to carry on its business after the Effective Time in the same manner immediately prior to the Effective Time, including any consents, waivers and approvals under FSA Material Contracts.

                  9.16 NON-COMPETITION AGREEMENT. The Non-Competition Agreement, in the form attached hereto as Exhibit 9.16, shall be executed and delivered by Shareholder, FSA and McAfee.

                  9.17 EMPLOYMENT AGREEMENT. The Employment Agreement, in the form attached hereto as Exhibit 9.17, shall be executed and delivered by McAfee, FSA and Shareholder.

             10.  TERMINATION OF AGREEMENT.

                  10.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                       (a) by mutual written agreement of FSA and McAfee; or

                       (b) by any of McAfee, Shareholder or FSA, if the Combination shall not have been consummated by September 30, 1996; or

                       (c) by any of McAfee, Shareholder or FSA, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Combination, except, if the party relying on such order, decree or ruling or other action has not materially complied with its obligations under this Agreement; or

                       (d) by McAfee, if any of the conditions to McAfee's obligations to effect the Combination which are specified in Section 9 have not been met or waived by McAfee at such time as such condition is no longer reasonably capable of satisfaction (provided McAfee is not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement); or

                       (e) by FSA or Shareholder, if any of the conditions to FSA's or Shareholder's obligation to effect the Combination which are specified in Section 8 have not been met or waived by FSA and Shareholder at such time as such condition is no longer reasonably capable of satisfaction (provided neither FSA nor Shareholder is otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement); or

                       (f) by McAfee, Shareholder or FSA, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach shall not have been cured, in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within 10 business days following receipt by the breaching party of written notice of such breach from the other party.

                  10.2 NOTICE OF TERMINATION. Any termination of this Agreement under Section 10.1 above will be effective by the delivery of written notice by the terminating party to the other party hereto.

                  10.3 EFFECT OF TERMINATION. In the case of any termination of this Agreement as provided in this Section 10, this Agreement shall be of no further force and effect (except as provided in Section 12) but nothing herein shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations contained in the separate Nondisclosure Agreement between FSA and McAfee, dated August 16, 1996 (the "NONDISCLOSURE AGREEMENT").

             11.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  Notwithstanding any investigation conducted before or after the Closing Date, and notwithstanding any actual or implied knowledge or notice of any facts or circumstances which McAfee, Shareholder or FSA may have as a result of such investigation or otherwise, McAfee, Shareholder and FSA will be entitled to rely upon the other party's representations, warranties and covenants set forth in this Agreement. The obligations of McAfee, Sub, FSA and Shareholder with respect to their respective representations, warranties, agreements and covenants will survive the Closing and continue in full force and effect until the date 12 months following the Closing Date (the "REPRESENTATION TERMINATION DATE"); provided, however, that the representations and warranties of McAfee, Sub, FSA and Shareholder as to all items expected to be encountered in the audit process shall terminate when McAfee publishes its audited financial statements for the fiscal year ending December 31, 1996 (the "FINANCIAL TERMINATION DATE").

             12.  INDEMNIFICATION AND ESCROW.

                  12.1 INDEMNITY. From and after the Effective Time of the Combination, and subject to the provisions of Section 11, McAfee and Sub shall be indemnified and held harmless by Shareholder against, and reimbursed for, any actual liability, damage, loss, obligation, demand, judgment, fine, penalty, cost or expense (excluding any indirect or consequential damages to McAfee or Sub (such as lost profits), other than any such damages resulting from injunctive relief granted as to an intellectual property claim, but including reasonable attorneys' fees (excluding costs relating to in-house attorneys) and expenses, and the costs of investigation (excluding in-house costs of investigation) incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof) imposed on or reasonably incurred by McAfee or Sub as a result of any misrepresentation or breach of any representation, warranty, agreement or covenant on the part of one or both of FSA and Shareholder under this Agreement (collectively the "Damages"). Damages in each case shall be net of the amount of any insurance proceeds, indemnity and contribution actually recovered by McAfee or Sub. "Damages" as used herein is not limited to matters asserted by third parties, but includes Damages incurred or sustained by McAfee or Sub in the absence of claims by a third party. For purposes of this subsection 12.1 and
Section 12.2, the term "McAfee" shall include FSA and the business of FSA after the Effective Time. Neither

McAfee nor Sub shall have the right to be indemnified pursuant to this Section 12 unless and until McAfee and Sub shall have incurred since the date of this Agreement aggregate Damages in the amount of at least $100,000 whereupon McAfee and Sub shall be entitled to indemnity for all Damages as provided herein.

                  12.2 ESCROW FUND. As security for the indemnity provided for in Section 12.1 hereof, 10% of the aggregate Exchangeable Shares to be received pursuant to Section 1.1(c) hereof (the "Escrow Shares") shall be deposited with and held in escrow by Cupertino National Bank and Trust (or other institution selected by McAfee) as escrow agent (the "Escrow Agent"), as of the Closing Date, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth in this Agreement and the provisions of an Escrow Agreement to be executed and delivered pursuant to Section 9.11. Upon compliance with the terms hereof and subject to the provisions of this Section 12, McAfee shall be entitled to obtain indemnity from the Escrow Fund for Damages covered by the indemnity provided for in Section 12.1 of this Agreement. McAfee shall compensate the Escrow Agent for its services in maintaining the Escrow Fund. Unless and until the Escrow Shares are delivered to FSA in accordance with the provisions of this Section 12 and the Escrow Agreement, all Exchangeable Shares held in the Escrow Fund shall be registered in the name of the Shareholder. If, prior to the termination of the Escrow Agreement, Shareholder desires to exchange the Exchangeable Shares deposited in the Escrow Fund for shares of McAfee Common Stock, such exchange may only occur if all and not less than all of the Exchangeable Shares deposited in the Escrow Fund are exchanged for shares of McAfee Common Stock.

                  12.3 ESCROW PERIOD. The Escrow Fund shall remain in existence during the period of time (the "Escrow Period") between the Effective Time and the Representation Termination Date provided that the Escrow Fund shall remain subject to any indemnity claim for which notice has been duly given prior to the applicable Termination Date, and until such time as such indemnity claim has been finally decided, settled or adjudicated.

                  12.4 PROTECTION OF ESCROW FUND. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, in accordance with the terms of this Agreement and not as the property of McAfee or FSA, and shall hold and dispose of the Escrow Fund only in accordance with the terms of the Escrow Agreement.

                  12.5 CLAIMS UPON ESCROW FUND. Upon receipt by the Escrow Agent on or before the Representation Termination Date of a certificate signed by any officer of McAfee or Sub (an "Officer's Certificate"):

                       (a) stating that McAfee has paid or properly accrued or knows of facts giving rise to a reasonable probability that it shall have to pay or accrue Damages in an aggregate stated amount with respect to which McAfee or Sub is entitled to payment from the Escrow Fund pursuant to this Agreement (the "Reduction Amount");

                       (b) specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability and the specific nature of the misrepresentation or breach to which such item is related; and

                       (c) specifying the number of Escrow Shares to be delivered to FSA which in the aggregate shall equal the Reduction Amount (based upon the value of each Escrow Share as of the Closing Date as determined based upon the average closing price of the McAfee Common Stock as traded on the Nasdaq National Market for the 10 consecutive trading days ending one trading day prior to the Closing Date (the "Average Share Price")); provided, however, that if the Escrow Fund is comprised of McAfee Common Stock, then the Average Share Price shall be adjusted for stock dividends, stock splits and combinations which occur after the Effective Date), the Escrow Agent shall, subject to the provisions of Section 12.6 of this Agreement, deliver to FSA, at a price of $0.01 per Exchangeable Share, that number of Escrow Shares specified in the Officer's Certificate. The number of Escrow Shares delivered to FSA in accordance with this Section 12 shall be deemed to be a reduction in the number of the Exchangeable Shares issued to Shareholder in the Combination. In addition, the amount of Damages claimable by McAfee in the Officer's Certificate shall be deemed to be reduced by an amount equal to the Reduction Amount.

                  12.6 OBJECTION TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of the Officer's Certificate shall be delivered to Shareholder and, for a period of thirty (30) days after such delivery, the Escrow Agent shall not deliver any Escrow Shares pursuant to Section 12.5 hereof unless the Escrow Agent shall have received written authorization from Shareholder to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Escrow Shares in accordance with Section 12.5, provided that no such delivery may be made if Shareholder shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

                  12.7 RESOLUTION OF CONFLICTS.

                       (a) Memorandum of Agreement. In case Shareholder shall properly object in writing pursuant to Section 12.6 to the indemnity of McAfee in respect of any claim or claims made in any Officer's Certificate, Shareholder and McAfee shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Shareholder and McAfee should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute the Escrow Shares from the Escrow Fund in accordance with the terms thereof.

                       (b) Arbitration. If no such agreement can be reached after good faith negotiation within thirty (30) days, either McAfee or Shareholder may demand arbitration of the matter unless the amount of the damage or loss at issue is pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both McAfee and Shareholder agree to arbitration, and in such event the matter shall be settled by arbitration conducted by three arbitrators. McAfee and Shareholder shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators so selected as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and, notwithstanding anything in Section 12.6, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments or distributions out of the Escrow Fund in accordance with such decision.

                       (c) Judgment. Any such arbitration shall be held in Seattle, Washington under the commercial rules then in effect of the American Arbitration Association ("AAA"). Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. For the purposes of this Section 12.7(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, McAfee shall be deemed to be the non-prevailing party unless the arbitrators award McAfee more than 50% of the amount in dispute; otherwise, Shareholder shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration hereunder shall pay its own expenses, the fees of each arbitrator, the administrative fee of AAA, and the expenses (including, without limitation, attorneys' fees and costs) incurred by the other party to the arbitration.

                  12.8 THIRD PARTY CLAIMS. In the event McAfee becomes aware of a third-party claim which McAfee believes may result in a demand against the Escrow Fund, McAfee shall promptly notify the Shareholder of such claim. McAfee shall have the right to settle any claim with the written consent of the Shareholder, which consent shall not be unreasonably withheld. In the event that the Shareholder has consented to any such settlement, Shareholder shall not have any power or authority to object to the amount of any claim by McAfee against the Escrow Fund for indemnity with respect to such settlement. If any proceeding is commenced, or if any claim, demand or assessment is asserted, in respect of which a claim for indemnification is or might be made against the Escrow Fund based on matters other than (i) FSA IP rights or (ii) claims made by customers of McAfee or FSA, the Shareholder may, at his option, contest or defend any such action, proceeding, claim, demand or assessment, with counsel selected by the Shareholder who is reasonably acceptable to McAfee; provided, however, that if McAfee shall reasonably object to such control, then the Shareholder and McAfee shall cooperate in the defense of such matter; provided further, that the Shareholder shall not admit any liability with respect thereto or settle, compromise, pay or discharge the same without prior written consent of McAfee, which consent shall not be unreasonably withheld. With respect to any claim for indemnification based on matters relating to FSA IP Rights or customers of FSA or McAfee, McAfee shall have the option to defend any such proceedings; provided, however, that McAfee shall conduct such defense in a commercially reasonable manner and McAfee shall not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the prior written consent of the Shareholder, which consent shall not be unreasonably withheld. The Shareholder or McAfee, which ever is not controlling the defense of any matter, shall be entitled, at their expense, to participate in such defense.

                  12.9 LIMITS. Notwithstanding any other provision in this Agreement or any rule of law or equity:

                       (a) McAfee shall not be entitled to maintain a claim against Shareholder in respect of any Damages incurred by McAfee as a result of McAfee's own gross negligence or willful misconduct, or that of its employees, agents or contractors other than Shareholder, or as a result of any occurrence, matter or thing the occurrence, existence or non-disclosure of which constitutes a material breach or failure of any representation, warranty, covenant or other obligation of McAfee hereunder;

                       (b) McAfee shall not be entitled to recover any indirect, consequential or special damages from Shareholder; and

                       (c) McAfee shall be obligated to use reasonable efforts to mitigate any Damages sustained by it in connection with any matter for which Shareholder may have liability to McAfee.

             13.  MISCELLANEOUS

                  13.1 GOVERNING LAW. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto, except to the extent mandatorily governed by the laws of the Province of Alberta.

                  13.2 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  13.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

                  13.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

                  13.5 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

                  13.6 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

                  13.7 EXPENSES. Each party will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby. If the Combination is consummated, McAfee will pay the reasonable accounting (including the cost of FSA's audit for its 1995 fiscal year) and legal fees and expenses of FSA and Shareholder, in all cases excluding goods and services but not to exceed $120,000.

                  13.8 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

                  13.9 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, facsimiled (with confirmed receipt), sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                           If to FSA, to:

                           FSA Corporation
                           1011 First Street S.W., Suite 508
                           Calgary, Alberta, CANADA  T2R 1J2
                           Attention:  Daniel Freedman
                           Fax Number:  403-264-0873

                           With a copy to:

                           Macleod Dixon
                           Canterra Tower, 3700
                           400 Third Avenue, S.W.
                           Calgary, Alberta, CANADA  T2P 4H2
                           Attention:  John T. Ramsay, Esq.
                           Fax Number:  403-264-5973

                           If to McAfee, to:

                           McAfee Associates, Inc.
                           2710 Walsh Avenue
                           Santa Clara, CA  95051-0963
                           Attention:  William L. Larson,
                                           President and Chief Executive Officer
                           Fax Number:  408-970-9727

                           With a copy to:

                           Gunderson Dettmer Stough Villeneuve
                           Franklin & Hachigian, LLP
                           600 Hansen Way, Second Floor
                           Palo Alto, CA  94304
                           Attention:  Carla S. Newell, Esq.
                           Fax Number:  415-843-0314

                           If to Shareholder, to:

                           Daniel Freedman
                           1232 17A Street NW
                           Calgary, Alberta, CANADA  T2N 2E7

                  All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a facsimile, upon confirmed receipt of the communication, (c) in the case of delivery by internationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the fifth business day following such mailing.

                  13.10 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

                  13.11 JOINT VENTURE. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party.

                  13.12 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                  13.13 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, employee, affiliate, stockholder or partner of any party or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement. Anything contained herein to the contrary notwithstanding, the holders of FSA Options are intended beneficiaries of
Section 1.3.

                  13.14 ENTIRE AGREEMENT. This Agreement and the exhibits and schedules attached hereto or delivered in connection herewith constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Nondisclosure Agreement, which shall remain in full force and effect. The express terms hereof control and supersede any course of performance inconsistent with any of the terms hereof.

                  13.15 ATTACHMENTS AND SCHEDULES. All attachments and schedules attached hereto, together with the FSA Disclosure Letter and the McAfee Disclosure Letter, are incorporated herein by reference.

                  IN WITNESS WHEREOF, the parties hereto have executed this Combination Agreement as of the date first above written.


                                                  McAFEE ASSOCIATES, INC.



                                                  By:
                                                     --------------------------


                                                  Its:
                                                     --------------------------


                                                  FSA COMBINATION CORP.



                                                  By:
                                                     --------------------------


                                                  Its:
                                                     --------------------------


                                                  FSA CORPORATION



                                                  By:
                                                     --------------------------


                                                  Its:
                                                     --------------------------


                                                  DANIEL FREEDMAN


                                                  -----------------------------

                    [Signature page to Combination Agreement]